UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: June 2, 2009
(Date of earliest event reported)

MedCom USA, Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25474 (Commission File Number)	65-0287558 (I.R.S. Employer Identification Number)

Suite 140
7303 E. Earll Dr.
Scottsdale, AZ 85253

(Address of principal executive offices, including zip code)

(877) 763-3729
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

MedCom USA, Inc. (“MedCom” or the “Company”) has entered into a settlement agreement with its former President, Michael De La Garza, which will, when approved by the Bankruptcy Court, resolve pending Arizona state court litigation against Mr. De La Garza, in which MedCom sought, among other things, injunctive and declaratory relief that Mr. De La Garza was not authorized to act on behalf of MedCom as an officer or director.  Other parties to the settlement agreement include five shareholders of MedCom, who had joined as plaintiffs in the litigation against Mr. De La Garza; Robin de La Garza, Mr. De La Garza’s spouse; and Card Activation Technologies, Inc., PayMed USA, LLC, and Absolute Medical Software Systems, LLC.

Under the terms of the settlement, for the avoidance of any doubt, Mr. De La Garza will resign from the Boards of Directors of MedCom and Card Activation and as President and Chief Executive Officer of MedCom and Card Activation.  Mr. De La Garza will be retained by MedCom as its Chief Operating Officer and will report to MedCom’s Board of Directors.  However, Mr. De La Garza may take no action to and will have no authority to bind MedCom to any obligation without the advance written approval of MedCom’s Board of Directors.

In addition, the parties to the settlement agreement will unravel the Asset Purchase Agreement and all related documents and agreements pursuant to which MedCom acquired Paymed USA and Absolute Medical Software Systems from Michael and Robin De La Garza in September 2008.  Ownership of PayMed and Absolute will return to the De La Garzas, and the De La Garzas will return all shares of MedCom and Card Activation owned by them, although they will retain such shares temporarily until certain conditions are met.

The settlement agreement is fully executed, but will not become final and effective until entry of a final, non-appealable Order from the Bankruptcy Court in the involuntary bankruptcy proceeding currently pending in Arizona against MedCom either (1) approving the settlement agreement, or (2) dismissing the bankruptcy proceeding.

MedCom and the petitioning creditors in the involuntary bankruptcy proceeding expect shortly to file a joint motion to dismiss the involuntary bankruptcy proceeding.

Robert Kite, Chairman of the Board of MedCom, stated, “MedCom is pleased to have resolved its dispute with Mr. De La Garza.  I believe that Mr. De La Garza can be a real asset to MedCom, and I look forward to working with him to grow MedCom’s business and to advance the interests of its shareholders.”

Michael De La Garza stated, “I continue to believe that MedCom has a much potential, and I am very confident in working with Bob Kite to achieve such potential.  We both envision taking MedCom from these rough beginnings to a profitable and stable future for its shareholders.”

The preceding description is qualified in its entirety by reference to settlement agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Certain statements in this Form 8-K that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MedCom to be materially different from those expressed or implied by such forward-looking statements.  MedCom’s future operating results are dependent upon many factors, including, but not limited to, MedCom’s ability to: (i) build the management and human resources and infrastructure necessary to support the growth of its business; (ii) obtain sufficient capital to pay existing debts; (iii) competitive factors and developments beyond MedCom’s control; and (iv) other risk factors discussed in MedCom’s periodic filings with the Securities and Exchange commission, including MedCom’s Form 10-K filed on September 29, 2008. MedCom undertakes no obligation to update any forward-looking statements made in this Form 8-K to reflect future events or developments.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document Description
10.1
Settlement Agreement and Mutual Release of All Claims by and among MedCom USA, Inc., Card Activation Technologies, Inc.; and Robert Kite, William Bednarski, Michael Malet, John Boesel, and Phil Wyatt; and Michael De La Garza; Robin De La Garza; PayMed USA, LLC; and Absolute Medical Software Systems, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedCom USA, Incorporated

By:	/s/ Robert H. Kite
Robert H. Kite
Chairman of the Board

Date:  June 8, 2009